UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2007

Allied World Assurance Company Holdings, Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32938	98-0481737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27 Richmond Road, Pembroke,		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-278-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2007, Allied World Assurance Company (Europe) Limited ("AWAC Europe") entered into a Contract of Employment (the "Employment Agreement") with Mr. John Redmond, effective as of January 1, 2007. The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Employment Agreement contained herein is qualified in its entirety by reference to the Employment Agreement filed herewith.

Under the Employment Agreement, Mr. Redmond shall serve as the President of AWAC Europe and Allied World Assurance Company (Reinsurance) Limited. Mr. Redmond will receive an annual base salary of £177,376, which is subject to annual review. Mr. Redmond will be eligible to receive a discretionary annual bonus based on his individual performance and the performance of AWAC Europe. AWAC Europe has the right to discontinue the bonus scheme at any time without notice and to change the nature of the bonus and the amount, timing and method of calculating the bonus. During his term of employment, Mr. Redmond is entitled to be reimbursed for tax preparation advice and planning not to exceed £5,000 per year. The Employment Agreement provides Mr. Redmond with participation in AWAC Europe’s pension plan and medical and health plan. AWAC Europe will also pay premiums for life insurance for Mr. Redmond and premiums to a prolonged disability plan.

The Employment Agreement does not provide for any specific term and may be terminated by either party by giving not less than three month’s prior written notice to the other party. Once either party has given notice to terminate the Employment Agreement, AWAC Europe may notify Mr. Redmond that it has decided to cease to provide him work. Alternatively, AWAC Europe may request that Mr. Redmond perform only such duties, specific projects or tasks as are assigned to him during which time Mr. Redmond will be entitled to receive full pay and benefits. Notwithstanding the foregoing, AWAC Europe may terminate Mr. Redmond’s employment for cause without any payment of compensation, damages, payment in lieu of notice or otherwise. Upon termination of the Employment Agreement, Mr. Redmond shall resign from the board of directors of AWAC Europe and any affiliated company board of directors on which he serves.

For a period of up to one year following termination of the Employment Agreement, Mr. Redmond is subject to a non-solicitation covenant that prevents him from soliciting, employing or engaging, or attempting to solicit, employ or engage, any person employed by AWAC Europe or any affiliated company during the one year preceding such termination. The Employment Agreement also contains standard confidentiality and assignment of inventions provisions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 10.1 -- Contract of Employment by and between Allied World Assurance Company (Europe) Limited and John Redmond.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, Ltd

January 16, 2007	By:	Wesley D. Dupont

Name: Wesley D. Dupont
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Contract of Employment by and between Allied World Assurance Company (Europe) Limited and John Redmond.